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                                                                    EXHIBIT 3.11

                                                                          PAGE 1

                               State of Delaware

                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "JEFFBOAT LLC", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 1998, AT 10 O'CLOCK A.M.

                                    [SEAL]  /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State

2910203 8100                                       AUTHENTICATION: 9147268

981235890                                                    DATE: 06-18-98

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                            CERTIFICATE OF FORMATION
                                       OF
                                  JEFFBOAT LLC

            This Certificate of Formation of Jeffboat LLC (the "LLC"), dated as of June 16, 1998, is being duly executed and filed by Michael A. Khouri, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Section 18-101 et seq.).

            FIRST: The name of the limited liability company formed hereby is Jeffboat LLC.

            SECOND: The registered office of the LLC in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the LLC at such address is The Corporation Trust Company.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        By: /s/ Michael A. Khouri
                                            -------------------------
                                            Michael A. Khouri
                                            Authorized Person